Exhibit 10.1.4
JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of June 10, 2008 (this “Agreement”), by and among United Bank, Inc. (a “New Loan Lender”), McJunkin Red Man Corporation (f/k/a McJunkin Corporation), a West Virginia corporation (the “Borrower”), and The CIT Group/Business Credit, Inc. (“CIT”), as Administrative Agent.
RECITALS:
     WHEREAS, reference is hereby made to the Revolving Loan Credit Agreement, dated as of October 31, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, CIT, as Administrative Agent, and CIT and Bank of America, N.A., collectively, as Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and
     WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Revolving Credit Commitments by, among other things, entering into one or more Joinder Agreements with New Revolving Loan Lenders, as applicable;
     NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
     SECTION 1. The New Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:
     SECTION 2. The New Loan Lender (a) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Revolving Loan Lender.
     SECTION 3. The New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:
     a. Credit Agreement Governs. Except as set forth in this Agreement, the New Revolving Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

     b. Borrower Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Borrower hereby certifies that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and (ii) Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.
     c. Borrower Covenants. By its execution of this Agreement, Borrower hereby covenants that: (i) it shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments; and (ii) it shall deliver or cause to be delivered the following legal opinions and documents: executed legal opinions of Simpson Thacher & Bartlett, special counsel to the Borrower, and Bowles Rice McDavid Graff & Love LLP, special counsel to the Borrower, together with all other documents reasonably requested by the Administrative Agent in connection with this Agreement.
     d. Notice. For purposes of the Credit Agreement, the initial notice address of the New Loan Lender shall be as set forth below its signature below.
     e. Tax Forms. For the New Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the New Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(d) and/or Section 5.4(e) of the Credit Agreement.
     f. Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Revolving Loans, made by the New Loan Lender in the Register.
     g. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
     h. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
     i. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     j. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as would be enforceable.
     k. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
[Remainder of page intentionally left blank].

     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first above written.

MCJUNKIN RED MAN CORPORATION (f/k/a Mcjunkin Corporation)
By:	/s/ CRAIG KETCHUM
	Name:	Craig Ketchum
	Title:	Chief Executive Officer and President

MCJUNKIN RED MAN CORPORATION
Joinder Agreement

UNITED BANK, INC.
By:	/s/ JAMES A. WARD
	Name:	James A. Ward
	Title:	Vice President

Notice Address: 500 Virginia St. East, Charleston, WV 25301
Attention: Tony Ward
Telephone: 304.348.8372
Facsimile: 304.348.8353
MCJUNKIN RED MAN CORPORATION
Joinder Agreement

          Consented to by:

THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent
By:	/s/ HOWARD TREBACH
	Name:	Howard Trebach
	Title:	Vice President

MCJUNKIN RED MAN CORPORATION
Joinder Agreement

SCHEDULE A
TO JOINDER AGREEMENT

Name of New Loan
Lender	Type of Commitment	Amount

United Bank, Inc.	Revolving Credit Commitment	$7,000,000.00